UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 21, 2021

TRIBUNE PUBLISHING COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36230	38-3919441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 W. Grand Avenue, Chicago, Illinois, 60654

(Address and Zip Code of Principal Executive Offices)

(312) 222-9100

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TPCO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 21, 2021, Tribune Publishing Company, a Delaware corporation (“Tribune”), convened a special meeting of stockholders (the “Special Meeting”) to consider and vote upon certain proposals related to the Agreement and Plan of Merger, dated as of February 16, 2021, as it may be amended from time to time (the “Merger Agreement”), by and among Tribune, Tribune Enterprises, LLC (“Parent”) and Tribune Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Tribune, with Tribune continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”). As a result of the Merger, Tribune will no longer be publicly held. Tribune’s common stock will be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended.

There were 36,951,571 shares of Tribune’s common stock issued and outstanding as of April 15, 2021, the record date for the Special Meeting (the “Record Date”). At the Special Meeting, the holders of 33,448,035 shares of Tribune’s common stock were present via webcast or represented by proxy, representing approximately 90.52% of the total outstanding shares of Tribune’s common stock as of the Record Date, which constituted a quorum. Holders of approximately 81.28% of shares of Tribune’s common stock (other than shares “owned” by Parent or Merger Sub and their “affiliates” and “associates” (as each such term is defined in Section 203 of the DGCL)) outstanding (the “Non-Alden Shares”) voted to approve the Merger Agreement. Holders of approximately 87.13% of all outstanding shares of Tribune’s common stock (including shares “owned” by Parent or Merger Sub and their “affiliates” and “associates” (as each such term is defined in Section 203 of the DGCL)), constituting a majority in voting power of the outstanding shares of Tribune’s common stock entitled to vote on such matter, also voted to approve the Merger Agreement.

At the Special Meeting, the following proposals were voted upon (each of which is described in greater detail in the definitive proxy statement filed by Tribune with the Securities and Exchange Commission on April 20, 2021):

Proposal 1 – The Merger Proposal: To adopt the Merger Agreement (the “Merger Proposal”).

Proposal 2– The Merger Compensation Proposal: To approve, on an advisory (non-binding) basis, certain compensation arrangements for Tribune’s named executive officers in connection with the Merger.

Proposal 3– The Adjournment Proposal: To approve the adjournment of the Special Meeting from time to time, if necessary, to continue to solicit votes for Proposal 1, the Merger Proposal. Although Proposal 3 was approved, the adjournment of the Special Meeting was not necessary because Tribune’s stockholders approved Proposal 1.

A summary of the voting results for each proposal is set forth below.

Proposal No. 1 – Merger Proposal

NON-ALDEN SHARES

Votes For	Votes Against	Abstentions
20,641,943	1,189,901	61,885

ALL SHARES

Votes For	Votes Against	Abstentions
32,196,249	1,189,901	61,855

Proposal No. 2 – Merger Compensation Proposal

Votes For	Votes Against	Abstentions
30,435,477	2,970,437	42,121

Proposal No. 3 – Adjournment Proposal

Votes For	Votes Against	Abstentions
31,885,092	1,470,059	92,884

Item 8.01. Other Events.

On May 21, 2021, Tribune issued a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Press Release dated May 21, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

By:	/s/Terry Jimenez
Name: Terry Jimenez
Title: Chief Executive Officer
Date:	May 21, 2021